UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas U.S.A. 77056

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The Third-Quarter 2019 Earnings Release furnished as Exhibit 99 hereto, which is incorporated by reference into this Item 2.02, was posted on the Schlumberger internet website (http://www.slb.com/news/press_releases.aspx and http://investorcenter.slb.com/phoenix.zhtml?c=97513&p=irol-quarterlyresults&nyo=0) on October 18, 2019. In accordance with General Instructions B.2. of Form 8-K, the information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Item 2.06	Material Impairments.

Schlumberger disclosed on September 4, 2019 that it expected to record material noncash impairment charges relating to goodwill, intangible assets and fixed assets during the third quarter of 2019.

On October 18, 2019, Schlumberger announced that, in connection with the preparation of its third quarter financial statements, it recorded a $12.7 billion pretax charge primarily relating to the impairment of goodwill, intangible assets and fixed assets. Such charge was primarily driven by market conditions. Schlumberger will not incur any material cash expenditures as a result of this charge. For information on the charge, see sections 13 and 14 under the heading “Supplemental Information” in the press release furnished as Exhibit 99 under Item 9.01 hereto, which sections 13 and 14 are incorporated by reference into this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On October 18, 2019, Schlumberger issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99 and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2. of Form 8-K, the information will not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor will it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Also, see Item 2.02, “Results of Operations and Financial Condition.”

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and Exhibit 99 hereto contain “forward-looking statements” within the meaning of the federal securities laws — that is, statements about the future, not about past events. Such statements often contain words such as “expect,” “may,” “believe,” “plan,” “estimate,” “intend,” “anticipate,” “should,” “could,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and performance targets and other forecasts or expectations regarding, or dependent on, our business outlook; our expectations regarding the amount of cash expenditures estimated to be incurred as a result of the above-described impairment charge; the growth for Schlumberger as a whole and for each of our product lines (and for specified products or geographic areas within each product line); oil and natural gas demand and production growth; oil and natural gas prices; pricing; access to raw materials; improvements in operating procedures and technology; capital expenditures by Schlumberger, as well as by the oil and gas industry; the business strategies of Schlumberger’s customers; future global economic conditions; and future results of operations. These statements are subject to risks and uncertainties, including, but not limited to, global economic conditions; changes in exploration and production spending by Schlumberger’s customers and changes in the level of oil and natural gas exploration and development; our inability to sufficiently monetize assets; general economic, political and business conditions in key regions of the world; foreign currency risk; pricing pressure; weather and seasonal factors; availability and cost of raw materials; our inability to meet our financial and performance targets and other forecasts or expectations; operational modifications, delays or cancellations; production declines; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; the inability of technology to meet new challenges in exploration; and other risks and uncertainties detailed in our most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. The forward-looking statements speak only as of the date of the presentation referred to above, and Schlumberger disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99	Third-Quarter 2019 Earnings Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: October 18, 2019